UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
Form 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): May 25, 2023
Stellar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-38280	20-8339782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
9 Greenway Plaza, Suite 110
Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
(713) 210-7600
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	STEL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On May 23, 2023, William S. Nichols, III, a member of the Board of Directors of Stellar Bancorp, Inc. (the “Company”), notified the Company of his intention to resign from the Board of Directors of the Company and the Board of Directors of Stellar Bank, effective as of May 30, 2023. Mr. Nichols’ resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company and its management express their deep appreciation to Mr. Nichols for his dedicated service and many contributions to the Company and its predecessor, Allegiance Bancshares, Inc., during his tenure as a director.
Item 5.07. Submission of Matters to a Vote of Security Holders
On May 25, 2023, the Company held its Annual Meeting of Shareholders to consider and act upon the items listed below:
Proposal 1 - The shareholders of the Company elected four Class I directors to the Board of Directors of the Company to serve for a term commencing on May 25, 2023 and continuing until the Company’s 2026 annual meeting of shareholders; each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal. The number of votes for, withheld and broker non-votes for the election of each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John Beckworth	25,220,294	11,900,553	7,588,042
Fred S. Robertson	33,148,795	3,972,052	7,588,042
Joseph B. Swinbank	33,386,323	3,734,524	7,588,042
William E. Wilson, Jr.	33,793,933	3,326,914	7,588,042

Proposal 2 - The shareholders of the Company adopted, on a nonbinding advisory basis, a proposal approving the compensation of the Company’s named executive officers by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,260,895	2,615,489	244,463	7,588,042

Proposal 3 - The shareholders of the Company adopted, on a nonbinding advisory basis, an annual frequency for the shareholder vote on the compensation of the Company’s named executive officers by the votes set forth in the table below:

1 Year	2 Year	3 Year	Abstentions	Broker Non-Votes
33,432,170	433,199	2,752,355	1,503,123	7,588,042

Proposal 4 - The shareholders of the Company ratified the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
43,129,523	1,424,781	154,585

As of April 18, 2023, the record date (the “Record Date”) for the 2023 Annual Meeting, there were 53,302,130 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company issued and outstanding. 44,708.899 shares of Common Stock were represented in person or by proxy and entitled to vote at the Annual Meeting, constituting a quorum.

Item 8.01. Other Events.
Declaration of Dividend
On May 26, 2023, the Company issued a press release announcing that on May 25, 2023, its Board of Directors declared a quarterly cash dividend in the amount of $0.13 per share of common stock. The dividend will be payable on June 30, 2023 to the Company’s shareholders of record as of the close of business on June 15, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference, including the cautionary language regarding forward-looking statements.

Share Repurchase Program
The press release issued on May 26, 2023 also announced that Company’s Board of Directors modified its existing share repurchase program to provide that the Company may repurchase up to $60 million of the Company’s common stock through May 31, 2024. The Company originally announced a share repurchase program in September of 2022 which authorized the Company to repurchase up to $40 million of the Company’s common stock through September 30, 2023.

Repurchases under the share repurchase program may be made from time to time at the Company’s discretion in open market transactions, through block trades, in privately negotiated transactions, and pursuant to any trading plan that may be adopted by the Company’s management in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or otherwise. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The share repurchase program does not obligate the Company to acquire a specific dollar amount or number of shares and may be modified, suspended or discontinued at any time.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Stellar Bank dated May 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STELLAR BANCORP, INC.

Date: May 26, 2023	By:	/s/ Paul P. Egge
Paul P. Egge
Chief Financial Officer